Exhibit 23.3
DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
May 11, 2011
Range Resources Corporation
100 Throckmorton Street, Suite 1200
Fort Worth, Texas 76102
Ladies and Gentlemen:
     We hereby consent to incorporation by reference in this Form S-3 Registration Statement of Range Resources Corporation and in the related Prospectus (collectively, the “Registration Statement”) of the Range Resources Annual Report on Form 10-K for the year ended December 31, 2010, which uses the name DeGolyer and MacNaughton and refers to DeGolyer and MacNaughton and incorporates information contained in our “Appraisal Report as of December 31, 2010 of Certain Interests owned by Range Resources Corporation,” provided, however, that we are necessarily unable to verify the accuracy of the reserves and discounted present worth values contained therein because our estimates of reserves and discounted present worth have been combined with estimates of reserves and present worth prepared by other petroleum consultants. We further consent to the use of our name in the “Reserve Engineers” section of the Registration Statement.
Submitted,
/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716